UNITED STATES SECURITIES AND EXCHANGE COMMISSION

		     Washington, D. C. 20549






			    FORM 8-K



			 CURRENT REPORT

		  PURSUANT TO SECTION 13 OR 15(d)

	       OF THE SECURITIES EXCHANGE ACT OF 1934


	   Date of earliest event reported:  June 1, 1999





	       Exact name of Registrant as specified in its     IRS Employer
Commission      charter, address of principal executive        Identification
File Number      offices and Registrant's phone number             Number
-----------    --------------------------------------------    --------------
1-8841                   FPL GROUP, INC.                         59-2449419
		       700 Universe Boulevard
		      Juno Beach, Florida 33408
			(561) 694-4000


State or other jurisdiction of incorporation:  Florida



Item 7.  Financial Statements and Exhibits


	1     Underwriting Agreement dated June 23, 1999.

	4(a) Indenture, dated as of June 1, 1999, between FPL Group Capital Inc and The Bank of New York, as Trustee.

	4(b) Guarantee Agreement between FPL Group, Inc. (as Guarantor) and The Bank of New York (as Guarantee Trustee) dated as of June 1, 1999.

	4(c) Officer's Certificate of FPL Group Capital Inc, dated June 29, 1999, creating the 6 7/8%
	      Debentures, Series due June 1, 2004.

	4(d) Officer's Certificate of FPL Group Capital Inc, dated June 29, 1999, creating the 7 3/8%
	      Debentures, Series due June 1, 2009.





			     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			   FPL Group, Inc.
			    (Registrant)


Date:  July 16, 1999            K. MICHAEL DAVIS
				----------------
				K. Michael Davis
			 Controller and Chief Accounting Officer
			       of FPL Group, Inc.